EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley Capital I Trust 2007-IQ16 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16, issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer with respect to the MSMCH Loans, the GECC Loans, the PCFII Loans and the NatCity Loans (the "Capmark Master Servicer"), Wells Fargo Bank, National Association, as master servicer with respect to the RBC Loans and the Nationwide Loans (the "Wells Fargo Master Servicer"), NCB, FSB, as master servicer with respect to the NCB, FSB Loans (the "NCB Master Servicer"), National Consumer Cooperative Bank, as special servicer with respect to the residential cooperative Mortgage Loans sold to the Depositor by NCB, FSB (the "Co-op Special Servicer"), Centerline Servicing Inc., as special servicer with respect to the Mortgage Loans other than the residential cooperative Mortgage Loans sold to the Depositor by NCB, FSB (the "General Special Servicer"), LaSalle Bank National Association, as trustee and custodian (the "Trustee" and the "Custodian," respectively) and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent (the "Paying Agent," "Certificate Registrar" and "Authenticating Agent," respectively).

  I, Warren Friend, the senior officer in charge of securitization of the Depositor, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2007-IQ16 (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Capmark Finance Inc. as Capmark Master Servicer, Centerline Servicing Inc. as General Special Servicer, GEMSA Loan Services, L.P. as Sub-Contractor for Capmark Finance Inc., KeyCorp Real Estate Capital Markets, Inc. as Master Servicer for the 60 Wall Street loan and for The USFS Industrial Distribution Portfolio loan, LaSalle Bank National Association as Trustee and Custodian, LNR Partners, Inc. as Special Servicer for the 60 Wall Street loan and for The USFS Industrial Distribution Portfolio loan, National Consumer Cooperative Bank as Co-op Special Servicer, Nationwide Life Insurance Company as Primary Servicer, NCB, FSB as Master Servicer, Principal Global Investors, LLC as Sub-Contractor for Capmark Finance Inc., Wells Fargo Bank, N.A. as Paying Agent, Certificate Registrar, and Authenticating Agent, Wells Fargo Bank, N.A. as Custodian for the 60 Wall Street loan and for The USFS Industrial Distribution Portfolio loan, Wells Fargo Bank, N.A. as Master Servicer for the Easton Town Center loan and Wells Fargo Bank, N.A. as Wells Fargo Master Servicer.

    Dated:   March 26, 2008


    /s/ Warren Friend
    Signature

    Vice President
    (senior officer in charge of securitization of the depositor)